Exhibit 99.9

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated August 27, 2012 (including amendments thereto) with respect to the shares of common stock, par value $0.001 per share, of EQM Technologies & Energy, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  August 27, 2012

ARGENTUM INVESTMENTS, LLC

By:	/s/ Walter H. Barandiaran
Name:	Walter H. Barandiaran
Title:	Managing Member

ARGENTUM PARTNERS II, LLC

By:	Argentum Investments, LLC,
its Managing Member

By:	/s/ Walter H. Barandiaran
Name:	Walter H. Barandiaran
Title:	Managing Member

ARGENTUM CAPITAL PARTNERS II, L.P.

By:	Argentum Partners II, LLC,
its General Partner

By:	Argentum Investments, LLC,
its Managing Member

By:	/s/ Walter H. Barandiaran
Name:	Walter H. Barandiaran
Title:	Managing Member

B.R. ASSOCIATES, INC.

By:	/s/ Walter H. Barandiaran
Name:	Walter H. Barandiaran
Title:	President

ARGENTUM CAPITAL PARTNERS, L.P.

By:	B.R. Associates, Inc.,
its General Partner

By:	/s/ Walter H. Barandiaran
Name:	Walter H. Barandiaran
Title:	President

TRUST U/W ARNOLD RAYNOR FBO DANIEL RAYNOR

By:	/s/ Daniel Raynor
Name:	Daniel Raynor
Title:	Trustee

/s/ Walter H. Barandiaran
WALTER H. BARANDIARAN

/s/ Daniel Raynor
DANIEL RAYNOR